Exhibit 99.2

Q4 2009 Financial Results Conference Call Slides February 25, 2010

Safe harbor summary These slides and accompanying oral presentation contain forward-looking statements including our guidance for the first quarter of 2010 and the full year 2010, the expected release dates of Rosetta Stone Version 4 TOTALe and Rosetta Stone iPhone/iPod Touch, the costs of our launch of Rosetta Stone Version 4 TOTALe and our litigation with Google. These statements relate to future events or to future financial performance and involve known and unknown risks, uncertainties, and other factors that may cause our actual results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance, or achievements expressed or implied by these forward-looking statements. In some cases, you can identify forward-looking statements by the use of words such as “may,” “could,” “expect,” “intend,” “plan,” “seek,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” or “continue” or the negative of these terms or other comparable terminology. You should not place undue reliance on forward-looking statements because they involve known and unknown risks, uncertainties and other factors that are, in some cases, beyond our control and that could materially affect actual results, levels of activity, performance, or achievements. Factors that could materially affect actual results, levels of activity, performance or achievements include those listed under the caption “Risk Factors” of Rosetta Stone’s Form 10-Q dated November 13, 2009. If any of these risks or uncertainties materialize, or if our underlying assumptions prove to be incorrect, actual results may vary significantly from what we projected. Any forward-looking statement you see or hear during this presentation reflects our current views with respect to future events and is subject to these and other risks, uncertainties, and assumptions relating to our operations, results of operations, growth strategy, and liquidity. We assume no obligation to publicly update or revise these forward-looking statements for any reason, whether as a result of new information, future events, or otherwise.

Highlights Record revenues and earnings in Q4 and FY 2009 Strong demand drives performance in all business segments International experiencing accelerating growth Significant product platform innovations in 2H 2010 Rosetta Stone® Version 4 TOTALeTM Rosetta Stone iPhone / iPod Touch (“Mini”)

Record revenue Fourth Quarter 2009 Full Year 2009 $M 18% 20% $M

Growth in all businesses Consumer U.S. Institutional International 16% 11% 28% 158% $M $M $M $M

International growth accelerated during 2009 $M Non-U.S. revenue growth over same quarter previous year 27% 65% 100% 158%

Record earnings Adjusted EBITDA Non-GAAP EPS 84% 85% 34% 39% $M $ $M $ Fourth Quarter Full Year Fourth Quarter Full Year Adjusted EBITDA excludes stock-based compensation and acquisition-related charges.

Record EBITDA margin Adjusted EBITDA as Percentage of Revenue + 2.1 + 4.5 + 1.9 Adjusted EBITDA excludes stock-based compensation and acquisition-related charges. %

Record cash flow generation $M Operating Cash Flow Free Cash Flow 125% 189% “Free cash flow” is operating cash flow minus capital expenditures. $M

Strong balance sheet 12/31/2008 12/31/2009 Cash and cash equivalents 30.6 95.2 Accounts receivable, net 26.5 37.4 Total assets 138.8 225.4 Deferred revenue 15.7 26.1 Total debt 9.9 - Total liabilities 59.7 69.0 Total liabilities and stockholders’ equity 138.8 225.4 In $M

Headset with microphone Success agents New: Rosetta Stone Version 4 TOTALe Complete solution as new core offering: Interactive software Live coaches (Studio) Games and community (World) Audio companion Mobile companion

Test market feedback More Effective Better Value Fairer Price Greater Satisfaction Users who gained 1 or more levels in 55 hours (%) User rating for “good value” (V3 = 100) User rating for “fair price” (V3 = 100) Users who reported “satisfied” (%) Based on results from May 2009 quantitative study conducted by Rockman et al on effectiveness of the Rosetta Stone Spanish language solution on 89 users who took six hours of Rosetta Studio™ sessions and were exposed on average to 64 ½ hours of work with the software.

Best solution at compelling price Version 3 Version 4 TOTALe Offering MSRP ($) Level 1 229 Set 2 409 Set 3 539 Set 5 699 Per Level (2-5) 299 Offering MSRP ($) Starter course <180 Level 1 Slight Premium over Version 3 Set 2 Set 3 Set 5 Per Level (2-5)

Version 4 TOTALe solution expands market reach Buyers (M) Price ($) U.S language learning demand curve: 700 200 Current reach Attract more premium classroom buyers Attract more starters Source: Nielsen 2007 Global Language Survey

Better business model Version 3 Software Version 4 TOTALe Solution One-time sale Limited after-sale contact Course progress validation Piracy risk Limited control over outcomes PC / Mac Lifetime value Ongoing relationship Live coach validation Can’t copy full experience Success agents PC / Mac / offline / online / mobile More effective More use Greater stickiness Higher value Harder to emulate

Accounting methods In accordance with GAAP, Version 4 TOTALe requires a different accounting method due to the subscription component. GAAP Requirements 2010 Impact Defer portion of revenue related to online subscription component. Deferred amount to be recognized as revenue over subscription term. Expect to defer 20-25% of each Rosetta Stone Version 4 TOTALe sale. Expect subscriptions to average 9 months, ranging from 1 to 15 months. Start reporting sales bookings. Start reporting Operating EBITDA. “Operating EBITDA” equals Adjusted EBITDA (excludes stock-based compensation and acquisition-related charges) plus change in deferred revenue.

Financial Outlook: Q1 2010 and Full-Year 2010 1 “Sales bookings” are defined as executed sales contracts received by company that are either recorded immediately as revenue or as deferred revenue. 2 “Operating EBITDA” equals Adjusted EBITDA (excludes stock-based compensation and amortization of intangibles) plus change in deferred revenue. Q1 2010 Full Year 2010 Total revenue $58 mil. to $60 mil. $286 mil. to $299 mil. Sales bookings1 $58 mil. to $60 mil. $310 mil. to $325 mil. Non-GAAP diluted net income per share $0.07 to $0.09 $0.90 to $1.00 Operating EBITDA2 $3.1 mil. to $3.6 mil. $58 mil. to $65 mil. Diluted shares outstanding 21.2 mil. 21.5 mil. Google litigation $4.0 mil. $6.0 mil.

Guidance: quarterly Version 4 TOTALe impact Category Estimated Impact 2010 Timing Q2 Q3 Q4 Ongoing Coaches and agents Gross margins of 83% to 84% upon Version 4 launch1. Non-recurring V4 marketing preparation Approximately $2.0M additional costs. V4 launch activities Approximately $2.5M additional costs. V3 inventory obsolescence Approximately $3.0M charge. Ongoing, no cash difference Revenue deferment 20% to 25% of sales price of Rosetta Stone Version 4 TOTALe. 1 Impact to be smaller in Q2, larger towards Q4.

Guidance: Operating EBITDA reconciliation 2009 Actual 2010 Forecast Adjusted EBITDA $48.7 $34.0 – $39.0 Increase in deferred revenue $10.4 $24.0 – $26.0 Operating EBITDA $59.1 $58.0 – $65.0 Non-recurring expenses Version 4 TOTALe launch - $4.5* Inventory obsolescence - $3.0* Google litigation $1.1 $6.0* Reconciled Operating EBITDA $60.1 $71.5 – $76.5 In $ million 19 - 27 % increase *Represents approximate expense levels.